Exhibit 23.1

Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Intellicheck Mobilisa, Inc. (the "Company") on Form S-8 to be filed on or about May 19, 2015 of our report dated March 27, 2015, on our audits of the consolidated financial statements as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014, which report was included in the Annual Report on Form 10-K filed March 30, 2015.

/s/ EisnerAmper LLP

Iselin, New Jersey

May 19, 2015